Exhibit 10.2


                               APPLERA CORPORATION
                           DEFERRED COMPENSATION PLAN

                              Amended and Restated
                         Effective as of January 1, 2002

                                     Purpose

         The purpose of the Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development, and future business success of Applera Corporation, a Delaware corporation, and its subsidiaries. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                                    ARTICLE 1
                                   Definitions

         For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

         1.1 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, paid annually to a Participant as an Employee under any Employer's annual bonus and incentive plans.

         1.2 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, Annual Bonus, and Special Incentive Award that is deferred in accordance with Article 3 for any one Plan Year. In the event of a Participant's Retirement, death, or Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

         1.3 "Annual Installment Method" shall mean the method of distributing a Participant's Deferral Account, calculated as follows: The first annual installment shall be determined by calculating the value of the Deferral Account as of the close of business on the applicable date. The value of the Deferral Account on that date shall be multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of annual payments selected by the Participant. Each subsequent installment shall be determined by calculating the value of the Deferral Account as of the anniversary of such date, and multiplying this amount by a fraction, the numerator of which is one, and the denominator of which is the number of annual payments selected by the Participant, minus any installments previously paid. By way of example, if the Participant elects a ten year Annual Installment Method, the first installment shall be 1/10 of the value of the Deferral Account on the applicable date. The following year, the installment shall be 1/9 of the value of the Deferral Account as of the anniversary of such date.

         1.4 "Base Annual Salary" shall mean (i) for the First Plan Year, the annual rate of salary paid to a Participant for services rendered, after reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all other qualified or non-qualified plans under Code Sections 125, 401(k), 402(h), or 403(b) pursuant to plans established by any Employer; and (ii) for each succeeding Plan Year, the annual rate of salary paid to a Participant for services rendered, without reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all other qualified or non-qualified plans under Code Section 125, 401(k), 402(h), or 403(b) pursuant to plans established by any Employer.

         1.5 "Beneficiary" shall mean one or more persons, trusts, estates, or other entities, designated in accordance with Article 8, that are entitled to receive benefits under the Plan upon the death of a Participant.

         1.6 "Board" shall mean the Board of Directors of the Company.
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         1.7 "Change in Control" shall mean an event that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended, becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) during any two-year period, individuals who constitute the Board (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination, other than in response to an actual or threatened Change in Control or proxy contest) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) the approval by the Company's stockholders of the sale of all or substantially all of the stock or assets of the Company.

         1.8  "Claimant" shall have the meaning set forth in Section 13.1.

         1.9 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         1.10 "Committee" shall mean the committee described in Article 11.

         1.11 "Company" shall mean Applera Corporation, a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.

         1.12 "Deferral Account" shall mean an account to which shall be credited (i) the sum of all of a Participant's Annual Deferral Amounts, plus
(ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to his or her Deferral Account, and less (iv) amounts debited in accordance with all the applicable debiting provisions of the Plan that relate to the Participant's Deferral Account. The Deferral Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

         1.13 "Employee" shall mean a person who is an employee of any Employer.

         1.14 "Employer(s)" shall mean the Company and/or any of its Subsidiaries (now in existence or hereafter formed or acquired).

         1.15 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.16 "First Plan Year" shall mean the period beginning October 1, 1996 and ending December 31, 1996.

         1.17 "Measurement Fund(s)" shall have the meaning set forth in Section 3.5.

         1.18 "Participant" shall mean any Employee who is selected to participate in the Plan and who elects to participate in the Plan in the manner provided in Article 2. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have a Deferral Account under the Plan, even


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if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

         1.19 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time.

         1.20 "Plan Year" shall mean, except for the First Plan Year, the period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

         1.21 "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in Article 6.

         1.22 "Retirement," "Retire(s)," or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason, other than an authorized leave of absence or death, on or after the attainment of age fifty-five (55) with five (5) Years of Service.

         1.23 "Retirement Benefit" shall mean the benefit set forth in Article
5.

         1.24 "Short-Term Payout" shall mean the payout set forth in Section
4.1.

         1.25 "Special Incentive Award" shall mean any compensation paid to a Participant under The Perkin-Elmer Corporation Division Long-Term Incentive Plan, the Performance Unit Bonus Plan, or any other compensation plan of the Company or any Subsidiary designated by the Committee.

         1.26 "Subsidiary" shall mean any corporation of which more than 50 percent of the voting stock is owned, directly or indirectly, by the Company.

         1.27 "Termination Benefit" shall mean the benefit set forth in Article
7.

         1.28 "Termination of Employment" shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, death, or an authorized leave of absence

         1.29 "Trust" shall mean the grantor trust established or to be established by the Company for the purpose of accumulating funds to satisfy the obligations incurred under the Plan.

         1.30 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or
(iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

         1.31 "Withdrawal Amount" shall have the meaning set forth in Section
4.4.

         1.32 "Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hire and that, for any subsequent year, commences on an anniversary of that date of hire. No partial year shall be counted.





                                      -3-
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                                    ARTICLE 2
                       Selection; Enrollment; Eligibility

         2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management or highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

         2.2 Enrollment Requirements. Each selected Employee shall enroll in the Plan by completing such forms and providing such data in such manner and within such time period as the Committee in its sole discretion may require. Such enrollment shall include the selected Employee's acceptance of the terms and conditions of the Plan and his or her designation of a Beneficiary as provided in Article 8.

         2.3 Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Committee, that Employee shall commence participation in the Plan on the first day of the month following the month in which he or she completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the completion by the Employee of all enrollment requirements set forth in the Plan and required by the Committee.

         2.4 Termination of Participation and/or Deferrals.

         (a) A Participant's ability to make deferrals under the Plan shall terminate as of the date of his or her Retirement, death, or Termination of Employment. In addition, if the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, and notwithstanding anything in the Plan to the contrary, to (i) terminate any deferral election the Participant has made for the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections, and/or (iii) immediately distribute the balance of the Participant's Deferral Account as a Termination Benefit and terminate the Participant's participation in the Plan.

         (b) Notwithstanding anything to the contrary in this Article 2 or in any other provision of the Plan, if the Committee determines in good faith that the aggregate amount of a Participant's deferral election for a particular Plan Year will or may cause any qualified plan maintained by the Company (or any affiliated entity) to fail to meet the applicable non-discrimination tests under Code Sections 401(a)(4), 410(b), 401(k), or 401(m), or any successor provisions or similar non-discrimination provisions of the Code, the Committee may reduce or terminate the Participant's deferral election for that Plan Year to the extent necessary to meet the relevant non-discrimination tests.

         (c) All determinations under this Section 2.4 shall be in the sole discretion of the Committee and shall be final and binding on the Participant.


                                    ARTICLE 3
                     Deferral Commitments; Crediting; Taxes

         3.1 Deferral Commitments. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, any whole percentage of his or her Base Annual Salary, Annual Bonus, and/or Special Incentive Award (a "deferral election"). Notwithstanding the foregoing, a Participant may not elect to defer any portion of his or her award otherwise payable in 1999 under The Perkin-Elmer Corporation Division Long-Term Incentive Plan after December 31, 1997.



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         3.2 Election to Defer. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an initial deferral election for the Plan Year in which the Participant commences participation in the Plan, which election shall be irrevocable. The Participant shall also make such other elections as the Committee deems necessary or desirable under the Plan. All elections shall be made in such form and manner as the Committee shall direct or permit. A Participant's deferral election with respect to his or her Annual Salary shall continue in effect for each subsequent Plan Year unless prior to the beginning of such subsequent Plan Year the Participant terminates his or her active participation in the Plan or makes a different deferral election under the Plan in the form and manner prescribed by the Committee.

         3.3 Withholding of Annual Deferral Amounts. For each Plan Year in which a deferral election is in effect, the Employer shall withhold from the Participant's Base Annual Salary, Annual Bonus, and/or Special Incentive Award, as the case may be, such percentage, if any, elected by the Participant as his or her Annual Deferral Amount. The Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus and/or Special Incentive Award portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus or Special Incentive Award, as the case may be, is or otherwise would be paid to the Participant, regardless of when payment occurs.

         3.4 Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account.

         3.5 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee in its sole discretion, amounts shall be credited or debited to a Participant's Deferral Account in accordance with the following rules:

         (a) Investment of Annual Deferral Amount. A Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, shall elect, in such form and manner as the Committee may direct or permit, the percentage of his or her Annual Deferral Amount that will be deemed invested in each Measurement Fund. An initial investment election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan and shall apply to his or her Annual Deferral Amount, unless changed in accordance with the next sentence. The Participant may make changes to such investment elections at such times and in such manner as the Committee may permit, and such elections shall apply to his or her Annual Deferral Amount from and after the effective date of such election. Any investment election timely and properly made pursuant to this Section 3.5(a) with respect to a Participant's Annual Deferral Amount shall remain in effect until changed by the Participant. The Committee shall have complete discretion to adopt and revise procedures to be followed in making investment elections.

         (b) Investment of Existing Account Balances. A Participant, in connection with his or her initial deferral election in accordance with Section
3.2 above, shall elect, in such form and manner as the Committee may direct or permit, the percentage of his or her existing Deferral Account that will be deemed invested in each Measurement Fund(s). The Participant may make changes to such investment elections at such times and in such manner as the Committee may permit, and such elections shall apply to his or her Deferral Account from after the effective date of such election. Any investment election timely and properly made pursuant to this Section 3.5(b) with respect to a Participant's Deferral Account shall remain in effect until changed by the Participant. The Committee shall have complete discretion to adopt and revise procedures to be followed in making investment elections.

         (c) Proportionate Allocation. In making any election described in
Section 3.5(a) and (b) above, the Participant shall specify, in any whole percentage, the percentage of his or her Annual Deferral Amount and/or Deferral Account to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Annual Deferral Amount or Deferral Account, as the case may be). Such election shall be made in such form and manner as the Committee shall direct or permit.



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

         (d) Measurement Funds. A Participant may elect one or more of the measurement funds selected by the Committee (the "Measurement Funds") for the purpose of crediting additional amounts to his or her Deferral Account. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund on a prospective basis at any time and in any manner it deems appropriate.

         (e) Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Deferral Account shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though
(i) a Participant's Deferral Account was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable as of the close of business on such date and at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable as of the close of business on the business day on which such amounts are actually deferred from the Participant's Base Annual Salary, Annual Bonus, and/or Special Incentive Award, as the case may be, through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Deferral Account ceased being invested in the Measurement Fund(s), in the percentages applicable, as of the business day prior to the distribution, at the closing price on such date.

         (f) No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation of his or her Annual Deferral Amount and/or Deferral Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Deferral Account shall not be considered or construed in any manner as an actual investment of, or as a requirement or direction to actually invest, his or her Annual Deferral Amount or Deferral Account in any such Measurement Fund. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Deferral Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.

         3.6 FICA, Other Taxes and Deductions. For each Plan Year in which a deferral election is in effect with respect to a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus, and/or Special Incentive Award, as the case may be, that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount, as well as the Participant's share of the cost of any employee benefits or other items which would otherwise be deducted from the Participant's pay in the absence of such deferral. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.6.


                                    ARTICLE 4
   Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election

         4.1 Short-Term Payout.

         (a) In connection with each deferral election, a Participant may elect to receive an in-service distribution (a "Short-Term Payout") on a future date in a lump sum or pursuant to an Annual Installment Method of up to 4 years. The Short-Term Payout shall be an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.5 above on such Annual Deferral Amount, determined at the time that the Short-Term Payout becomes payable. Subject to the other terms and conditions of the Plan, each Short-Term Payout elected shall be paid, or shall commence to be paid, on January 31st (or the next succeeding date on which the performance of the Measurement Funds can be measured) of any Plan Year designated by the Participant that is at least 12 months after the first day of the Plan Year in which the Annual Deferral Amount is actually deferred.

         (b) Notwithstanding anything to the contrary contained in Section 4.1(a) or this Plan, a Participant may elect to change or revoke his or her election to receive a future Short-Term Payout from the Plan by making a new election, in such form and manner as the Committee shall direct or permit, at least 12 months prior to the first day of the Plan Year in which such Short-Term Payout would have otherwise been paid. Each Participant shall be limited to a maximum of one change of any Short-Term Payout pursuant to this Section 4.1(b).

         4.2 Other Benefits Take Precedence Over Short-Term Payout. Should an event occur that triggers a distribution to a Participant under Article 5, 6, or 7, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but instead shall be paid in accordance with the other applicable Article.

         4.3 Suspensions for Unforeseeable Financial Emergencies; Payout. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferral elections made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Deferral Account, calculated on the date of payment, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be paid, or shall commence to be paid, as of the 20th business day following the date of approval. The suspension of deferral elections shall continue for such period as requested by the Participant and approved by the Committee. After such period is over, the Participant shall again be eligible to make deferral elections in accordance with Article 3.

         4.4 Withdrawal Election. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw 25% or more of his or her Deferral Account, calculated as of the date of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"); provided that the Withdrawal Amount shall not exceed the Participant's Deferral Account, calculated on the date of payment. This election can be made at any time, before or after Retirement, death, or Termination of Employment, and regardless of whether the Participant (or his or her Beneficiary) is in the process of being paid pursuant to an installment payment schedule. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance notice of the election on such form and in such manner as determined by the Committee in its sole discretion. The Participant (or his or her Beneficiary) shall be paid, or shall commence to be paid, the Withdrawal Amount as of the 20th business day following the date he or she submitted his or her election in accordance with the Committee's procedures. Once the Withdrawal Amount is paid, the Participant shall not be eligible to participate in the Plan for the remainder of the Plan Year in which such distribution is made and for the next following Plan Year, and such Participant's current deferral election, if any, shall be automatically revoked. Further, neither the Participant (or, in the case of the Participant's death, his or her Beneficiary) shall be permitted to elect any additional withdrawals under this Section 4.4 unless and until the Participant is again eligible to defer in accordance with Article 3.


                                    ARTICLE 5
                               Retirement Benefit

         5.1 Retirement Benefit. A Participant who Retires shall receive an amount equal to his or her Deferral Account, determined as of the date such amount becomes payable (rather than the date on which the Participant Retires) (the "Retirement Benefit").

         5.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10, or 15 years. The Participant may annually change his or her election by making a new election in the form and manner specified by the Committee, provided that any such election shall be made at least 12 months prior to the Participant's Retirement. If the Participant has elected to receive the Retirement Benefit pursuant to the Annual Installment Method, such installment payments shall include any amounts credited or debited to his or her Deferral Account in the manner provided in Section 3.5 above. The election most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made or installment payments shall commence, as the case may be, as of the 20th business day following the date on which the Participant Retires.

         5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (i) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (ii) in a lump sum, if requested by the Beneficiary and permitted in the sole discretion of the Committee


                                    ARTICLE 6
                         Pre-Retirement Survivor Benefit

         6.1 Pre-Retirement Survivor Benefit. If a Participant dies before he or she Retires or experiences a Termination of Employment, the Participant's Beneficiary shall receive an amount equal to the Participant's Deferral Account, determined as of the date such amount becomes payable (rather than the date of the Participant's death) (the "Pre-Retirement Survivor Benefit").

         6.2 Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect to have the Pre-Retirement Survivor Benefit paid to his or her Beneficiary in a lump sum or pursuant to an Annual Installment Method of 5, 10, or 15 years. The Participant may annually change this election by making a new election in the form and manner specified by the Committee. If the Participant has elected to receive the Pre-Retirement Survivor Benefit pursuant to the Annual Installment Method, such installment payments shall include any amounts credited or debited to his or her Deferral Account in the manner provided in Section 3.5 above. The election most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum or pursuant to an Annual Installment Method of not more than 5 years, as the Committee in its sole discretion shall determine. The lump sum payment shall be made or installment payments shall commence, as the case may be, as of the 20th business day following the date on which the Committee is provided with proof that is satisfactory to the Committee, in its sole discretion, of the Participant's death.


                                    ARTICLE 7
                               Termination Benefit

         7.1 Termination Benefit. If a Participant experiences a Termination of Employment prior to his or her Retirement or death, the Participant shall receive an amount equal to his or her Deferral Account, determined as of the date such amount becomes payable (rather than the date of the Participant's Termination of Employment) (the "Termination Benefit").

         7.2 Payment of Termination Benefit. If the Participant's Deferral Account is less than $250,000, payment of his or her Termination Benefit shall be made in a lump sum. If his or her Deferral Account is equal to or greater than $250,000, the Termination Benefit shall be paid pursuant to the Annual Installment Method over a period of 5 years, unless the Participant specifically and affirmatively requests, and the Committee in its sole discretion approves, payment in the form of a lump sum. If the Termination Benefit is to be paid pursuant to the Annual Installment Method, such installment payments shall include any amounts credited or debited to the Participant's Deferral Account in the manner provided in Section 3.5 above. The lump sum payment shall be made or installment payments shall commence, as the case may be, as of the 20th business day following the date of the Participant's Termination of Employment.


                                   ARTICLE 8
                             Beneficiary Designation

         8.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon his or her death. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

         8.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary in the form and manner specified by the Committee. A Participant shall have the right to change his or her a Beneficiary by complying with the terms of the Committee's rules and procedures, as in effect from time to time. If a married Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously made shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation made by the Participant and accepted by the Committee prior to his or her death.

         8.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

         8.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1 and 8.2 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits under the Plan, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

         8.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

         8.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under the Plan with respect to the Participant, and that Participant's rights under the Plan shall terminate upon such full payment of benefits.

                                    ARTICLE 9
                                Leave of Absence

         9.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

         9.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer, but the Participant's deferrals shall cease until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year.


                                   ARTICLE 10
                     Termination, Amendment or Modification

         10.1 Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to terminate the Plan at any time by action of the Board. Upon the termination of the Plan, the participation in the Plan by affected Participants shall terminate and their Deferral Accounts, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided in Section 3.5. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Deferral Account in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

         10.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall, without the consent of each Participant affected thereby, (i) modify the obligation of an Employer to pay benefits under the Plan in a lump sum upon the termination of the Plan following a Change in Control, (ii) decrease or restrict the value of a Participant's Deferral Account in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, or (iii) modify this Section 10.2. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Deferral Account in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

         10.3 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under the Plan and the Participant's rights under the Plan shall terminate.


                                   ARTICLE 11
                                 Administration

         11.1 Committee Duties. The Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under the Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (ii) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

         11.2 Agents. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

         11.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

         11.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

         11.5 Employer Information. To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, death, or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.


                                   ARTICLE 12
                          Other Benefits and Agreements

         12.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 13
                                Claims Procedures

         13.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

         13.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the
             Claimant:

             (i) the specific reason(s) for the denial of the claim, or any part of it;

             (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

             (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

             (iv)  an explanation of the claim review procedure set forth in
                   Section 13.3 below.

         13.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a) may review pertinent documents;

         (b) may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

         13.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a) specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c) such other matters as the Committee deems relevant.

         13.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.


                                   ARTICLE 14
                                      Trust

         14.1 Establishment of the Trust. The Company shall establish the Trust, and each Employer may transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts.

         14.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants, and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

         14.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under the Plan.

                                   ARTICLE 15
                                  Miscellaneous

         15.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

         15.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of an Employer. For purposes of the payment of benefits under the Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

         15.3 Employer's Liability. This Plan supersedes and shall be in lieu of all prior plans, arrangements, or understandings regarding the benefits provided by the Plan, whether written or oral.

         15.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment, or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise, except as otherwise provided in Section 15.15.

         15.5 Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between any Employer and a Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

         15.6 Furnishing Information. A Participant or his or her Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

         15.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

         15.8 Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         15.9 Governing Law. The provisions of the Plan shall be construed and interpreted according to the internal laws of the State of Connecticut without regard to its conflicts of laws principles.

         15.10 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                  Applera Corporation
                  301 Merritt 7
                  Norwalk, CT  06851-1070
                  Attn:  Vice President - Human Resources

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

         15.11 Successors. The provisions of the Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

         15.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and, except as otherwise provided in Section 15.15, shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

         15.13 Validity. In case any provision of the Plan shall be determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

         15.14 Incompetency. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetence, incapacity, or guardianship, as it may deem appropriate, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

         15.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

         15.16 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefits under the Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the approval of such a petition, which approval shall not be unreasonably withheld (and, after a Change in Control, shall be automatically given), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Deferral Account under the Plan). If the Participant's petition is approved, the tax liability distribution shall be made within 90 days of such approval.

         15.17 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, may, in their sole discretion, apply for and procure insurance on the life of a Participant, in such amounts and in such forms as the Employer may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

         15.18 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer, or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer, or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer, or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish, or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder, or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

         15.19 Action by an Employer. Any action required or permitted of an Employer under the Plan shall be by resolution of its board of directors or a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

         15.20 Tax Withholding. The Participant's Employer(s) or the trustee of the Trust shall withhold, in such manner as determined by the Employer or the trustee (as the case may be) in its sole discretion, from any payments made to a Participant under the Plan such amount or amounts as may be required to comply with all federal, state, and local income, employment, and other withholding obligations.

         15.21 Effect on Other Employee Benefit Plans. Any benefit paid or payable under this Plan shall not be included in a Participant's compensation for purposes of computing benefits under any employee benefit plan maintained or contributed to by an Employer except as may otherwise be required under the terms of such employee benefit plan.